UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2008, the board of directors of YRC Worldwide Inc. (the “Company”) resolved to release the approximately 1.8 million shares reserved for issuance under the Company’s 2004 Long-Term Incentive and Equity Award Plan so that such shares are available for issuance in connection with the exchange offer discussed in Item 8.01 below.

Item 8.01	Other Events.

On November 9, 2009, the Company announced that it is commencing an exchange offer for all of the following outstanding series of notes:

•	the Company’s 5.0% Net Share Settled Contingent Convertible Senior Notes and 5.0% Contingent Convertible Senior Notes due 2023,

•	the Company’s 3.375% Net Share Settled Contingent Convertible Senior Notes and 3.375% Contingent Convertible Senior Notes due 2023, and

•	8 1/2% Guaranteed Notes due April 15, 2010 of the Company’s wholly owned subsidiary, YRC Regional Transportation, Inc.

with an aggregate face value of approximately $536.8 million, plus accrued and unpaid interest. The notes will be exchanged for shares of the Company’s common stock and new Class A Convertible Preferred Stock in such amounts as are set forth in the Company’s Registration Statement on Form S-4 filed today with the Securities and Exchange Commission (the “SEC”), which together on an as-if converted basis would represent approximately 95% of the Company’s issued and outstanding common stock. This exchange is intended to improve the Company’s capital structure, decrease its cash interest expense and enhance its near-term liquidity.

A copy of the Company’s news release announcing the commencement of the exchange offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER

The news release attached to this Form 8-K and the contents of this Form 8-K are for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any security. An exchange offer will only be made by means of a prospectus, a letter of transmittal and other offer documents, as described below.

In connection with the commencement of this exchange offer by YRC Worldwide Inc., the Company filed today with the SEC a registration statement on Form S-4 (which contains a preliminary prospectus), a tender offer statement on Schedule TO and other related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the preliminary prospectus, the tender offer statement and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto because they will contain important information about the Company, the exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.

The registration statement contains a preliminary prospectus and related transmittal materials that are being delivered today to holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, preliminary prospectus and transmittal materials, as well as other documents filed by the Company with the SEC, at the SEC’s website, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of the Company’s filings with the SEC have been made available on the Company’s website, www.yrcw.com, or may be obtained by making a request to YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, (913) 696-6100, Attention: Dan Churay, Executive Vice President, General Counsel and Secretary.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements. The word “will” and similar expressions are intended to identify forward-looking statements. It is important to note that any exchange will be subject to a number of significant conditions, including, among other things, that holders of a specific percentage of the outstanding notes participate in the exchange offer. We cannot provide you with any assurances that such conditions to the exchange offer will be satisfied. In addition, even if an exchange offer is completed, the Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	News Release dated November 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: November 9, 2009	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated November 9, 2009

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